UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 8, 2007
(Date of earliest event reported)
CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-9371 (Commission File Number)	38-3304096 (IRS Employer Identification No.)

24 Frank Lloyd Wright Drive Lobby L, 4th Floor Ann Arbor, Michigan (Address of Principal Executive Offices)	48106 (Zip Code)
(734) 994-5505
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 8, 2007, Captec Franchise Capital Partners L.P. IV (the “Partnership”) and BG Gibraltar LLC, (assignee of Agreement of Sale entered into on December 18, 2006 between the Partnership and LMA Holdings, LLC) (“Purchaser”) completed a transaction pursuant to which the Partnership sold to the Purchaser the Partnership’s real property interests located in Plano, Texas and leased to Sterling Jewelers, Inc. for a purchase price of $900,000.
     BG Gibraltar LLC is an affiliate of the general partner of the Partnership. Effective November 8, 2004, the limited partners approved an amendment to the partnership agreement to permit, on a limited basis, the sale of Partnership assets to certain affiliates in connection with the dissolution, liquidation and winding up of the Partnership. The transaction referred to in this 8-K filing complies with the requirements of the amendment.
     After setting aside reserves for outstanding liabilities and estimated expenses of the ongoing liquidation of the Partnership, the Partnership will be making a special partial liquidating distribution of approximately $2,000,000 to the limited partners from the proceeds of this and previous asset sales. We expect to make this distribution in the first quarter of 2007. In addition, it is possible there may be one more final distribution to the partners after all final costs of liquidation costs are determined; this additional distribution, if made, will be significantly less that the above mentioned distribution. The per unit amount of these distributions may vary among limited partners because the partnership agreement provides that liquidating distributions will be allocated among partners in proportion to their capital account balances (rather than their units).
Item 9.01. Financial Statements and Exhibits.
(a)	No financial statements are required to be filed as part of this Form 8-K.

(b)	No pro forma financial information is required to be filed as part of this Form 8-K.

(c)	No exhibits are required to be filed as part of this Form 8-K.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements, which are any statements other than statements of historical fact. As utilized in this document, words such as “intends,” “anticipates,” “expects,” “will,” “could,” “estimate” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including statements concerning anticipated future revenues, by their nature involve substantial risks and uncertainties, many of which are beyond the Partnership’s control and the Partnership’s actual results may differ materially depending on a variety of important factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Partnership disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By:	GP4 Asset Acquisition, LLC
General Partner of Captec Franchise Capital Partners L.P. IV

By:	/s/ Patrick L. Beach Patrick L. Beach President

Date:	February 8, 2007